Exhibit 99.1

Fortune Brands Reports Exceptional Sales and Profit Growth in 1Q 2021; Increases 2021 Annual Outlook Based on Continued Expected Outperformance in a Strong Housing Market

Highlights from operations:

  Share gains, margin expansion and outstanding operational performance in a fundamentally strong end market drove exceptional growth across the Company
  1Q 2021 sales increased approximately 26 percent to $1.8 billion year-over-year
  1Q 2021 EPS increased 64 percent to $1.26 per share versus the prior-year-quarter; EPS before charges / gains increased 68 percent year-over-year to $1.36
  Company increases 2021 full year financial outlook on continued share gains in a strong demand environment

DEERFIELD, Ill.--(BUSINESS WIRE)--April 29, 2021--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced first quarter 2021 results.

“Our teams again delivered exceptional above-market results,” said Nicholas Fink, chief executive officer, Fortune Brands. “We continue to outperform in an accelerating home products market at a time when the importance of the home has never been more critical. I am proud of our teams’ effort. We continued to make safety our first priority while working hard to serve our customers. Our upwardly revised outlook reflects our teams’ continued outperformance and ability to capture greater market share and profit opportunities in an increasingly strong market for our products. In addition to driving top-line growth, our Fortune Brands Advantage initiatives are delivering to offset inflation and supply chain headwinds while also freeing up additional investment dollars for our most critical growth priorities. With our attractive categories and strong channel positions, increased investments, and exceptional management team, we are well positioned to drive increasing value for our stakeholders through this period of long-term housing expansion and beyond.”

First Quarter 2021

For the first quarter of 2021, sales were $1.8 billion, an increase of 26 percent over the first quarter of 2020. Earnings per share were $1.26, compared to $0.77 in the prior-year quarter. EPS before charges / gains were $1.36, compared to $0.81 in the prior-year quarter, an increase of 68 percent. Operating income was $248.4 million, compared to $155.0 million in the prior-year quarter. Operating income before charges / gains was $261.8 million, compared to $169.8 million in the prior-year quarter, up 54 percent. Operating margin was 14.0 percent, compared to 11.0 percent in the first quarter of 2020. Operating margin before charges / gains was 14.8 percent, up 270 basis points over the first quarter of 2020.

For each segment in the first quarter of 2021, compared to the prior-year quarter:

  Plumbing sales increased 33 percent, or 30 percent excluding FX, led by strong performance across the business. Operating margin before charges / gains was especially strong at 24.0 percent.
  Cabinets sales increased 11 percent, driven by strong growth across all price points. Operating margin before charges / gains was 10.8 percent, an increase of 180 basis points.
  Outdoors & Security sales increased 47 percent, driven by the addition of LARSON and strong double-digit sales growth of composite decking and doors. Excluding LARSON, organic sales increased 15 percent. Operating margin before charges / gains was 13.5 percent, an increase of 310 basis points.

Balance Sheet and Liquidity

At the end of the quarter, net debt was $2.3 billion and net debt to EBITDA was 2.1x. The Company had $356 million in cash and $755 million of availability under its revolving credit facilities.

Update to Annual Outlook for 2021

The Company expects to continue outperforming a fundamentally strong housing market. The Company now anticipates delivering full-year sales growth in the range of 20 percent to 22 percent, or 13 percent to 15 percent excluding the LARSON acquisition. This reflects the Company’s revised assumptions of a global home products market now expanding by 9 percent to 11 percent, including growth in the U.S. home products market of approximately 10 percent to 12 percent.

The Company now expects EPS before charges / gains for the full year to be in the range of $5.45 to $5.65, which would be an increase at the midpoint of 32 percent versus a year ago.

For 2021, the Company expects to generate free cash flow of approximately $650 to $700 million.

The Company has posted an updated investor presentation on the Fortune Brands website (www.fbhs.com), which includes updated three-year financial targets. Additionally, the Company’s new 2020 ESG report is also available on the Company’s website.

“The U.S. housing market today is considerably underbuilt, and consumers are investing in their homes at historic levels,” said Patrick Hallinan, chief financial officer, Fortune Brands. “We expect the demand for housing will exceed supply for a number of years, and in this environment, we expect to continue accelerating our rate of value creation. We are confident in our ability to navigate inflationary headwinds, while still investing in innovation, brands, and growth capabilities. We expect to translate this growth into strong cash generation and will be working to create additional value through thoughtful capital deployment.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,500 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from Mantra, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding general business strategies, market potential, future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, net sales excluding impact of FX, net sales excluding LARSON net sales, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended March 31,
	2021	2020	% Change
Net Sales (GAAP)
Plumbing	$ 621.6	$ 469.0	33
Outdoors & Security	461.5	313.7	47
Cabinets	687.9	620.0	11
Total Net Sales	$ 1,771.0	$ 1,402.7	26

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended March 31,				Three Months Ended March 31,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$ 149.4	$ 104.4	43	Plumbing	$ 147.9	$ 104.5	42
Outdoors & Security	62.3	32.6	91	Outdoors & Security	52.8	31.5	68
Cabinets	74.5	55.7	34	Cabinets	72.6	43.7	66
Corporate expenses	(24.4)	(22.9)	(7)	Corporate expenses	(24.9)	(24.7)	(1)

Total Operating Income Before Charges/Gains	$ 261.8	$ 169.8	54	Total Operating Income (GAAP)	$ 248.4	$ 155.0	60

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 1.36	$ 0.81	68	Diluted EPS	$ 1.26	$ 0.77	64

EBITDA Before Charges/Gains (c)	$ 309.1	$ 207.1	49	Net Income (GAAP)	$ 177.8	$ 108.8	63

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	March 31,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$ 356.1	$ 419.1
Accounts receivable, net	828.5	734.9
Inventories	958.4	867.2
Other current assets	202.9	187.3
Total current assets	2,345.9	2,208.5

Property, plant and equipment, net	905.1	917.4
Goodwill	2,466.2	2,394.8
Other intangible assets, net of accumulated amortization	1,434.3	1,420.3
Other assets	330.6	417.7
Total assets	$ 7,482.1	$ 7,358.7

Liabilities and equity
Current liabilities
Accounts payable	599.2	620.5
Other current liabilities	597.8	724.6
Total current liabilities	1,197.0	1,345.1

Long-term debt	2,682.8	2,572.2
Deferred income taxes	167.1	160.5
Other non-current liabilities	510.8	505.4
Total liabilities	4,557.7	4,583.2

Stockholders' equity	2,924.4	2,775.5
Total equity	2,924.4	2,775.5
Total liabilities and equity	$ 7,482.1	$ 7,358.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$ 177.8	$ 108.8
Depreciation and amortization	47.7	37.5
Non-cash lease expense	10.7	7.4
Deferred taxes	(0.1)	0.5
Loss (gain) on equity investment	2.9	(6.6)
Asset impairment charges	-	9.5
Other non-cash items	13.0	12.2
Changes in assets and liabilities, net	(321.2)	(183.1)
Net cash used in operating activities	$ (69.2)	$ (13.8)

Investing activities
Capital expenditures	$ (25.4)	$ (26.9)
Proceeds from the disposition of assets	1.7	1.5
Cost of acquisitions, net of cash acquired	5.2	-
Cost of investments in equity securities	-	(51.6)
Net cash used in investing activities	$ (18.5)	$ (77.0)

Financing activities
Increase in debt, net	$ 110.0	$ 250.0
Proceeds from the exercise of stock options	10.6	18.4
Treasury stock purchases	(54.1)	(150.0)
Dividends to stockholders	(36.0)	(33.5)
All other	(7.7)	(7.6)
Net cash provided by financing activities	$ 22.8	$ 77.3

Effect of foreign exchange rate changes on cash	1.7	(15.0)

Net decrease in cash and cash equivalents	$ (63.2)	$ (28.5)
Cash, cash equivalents and restricted cash* at beginning of period	425.0	394.9
Cash, cash equivalents and restricted cash* at end of period	$ 361.8	$ 366.4

FREE CASH FLOW	Three Months Ended March 31,		2021 Full Year
	2021	2020	Approximation

Free Cash Flow**	$ (82.3)	$ (20.8)	$ 650.0 - 700.0
Add:
Capital expenditures	25.4	26.9	210.0 - 250.0
Less:
Proceeds from the disposition of assets	1.7	1.5	1.7 - 5.0
Proceeds from the exercise of stock options	10.6	18.4	25.0 - 30.0
Cash Flow from Operations (GAAP)	$ (69.2)	$ (13.8)	$ 833.3 - 915.0

*Restricted cash of $1.1 million and $4.7 million is included in Other current assets and Other assets, respectively, as of March 31, 2021. Restricted cash of $0.8 million and $5.9 million is included in Other current assets and Other assets, respectively, as of March 31, 2020.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020	% Change

Net Sales	$ 1,771.0	$ 1,402.7	26

Cost of products sold	1,126.9	909.5	24

Selling, general
and administrative expenses	371.5	313.9	18

Amortization of intangible assets	16.6	10.3	61

Asset impairment charges	-	9.5	(100)

Restructuring charges	7.6	4.5	69

Operating income	248.4	155.0	60

Interest expense	21.4	22.1	(3)

Other expense/(income), net	3.3	(6.1)	154

Income before taxes	223.7	139.0	61

Income tax	45.9	29.9	54

Income after tax	$ 177.8	$ 109.1	63

Equity in losses of affiliate	-	0.3	(100)

Net income	$ 177.8	$ 108.8	63

Less: Noncontrolling interests	-	(0.3)	100

Net income attributable to Fortune Brands	$ 177.8	$ 109.1	63

Diluted earnings per common share
Net income	$ 1.26	$ 0.77	64

Diluted average number of shares outstanding	140.6	140.8	-

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended March 31, 2021 diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $13.4 million ($10.0 million after tax or $0.08 per diluted share) of restructuring and other charges and a loss on equity investment of $4.5 million ($3.4 million after tax or $0.02 per diluted share).

For the three months ended March 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $5.3 million ($3.7 million after tax or $0.03 per diluted share) of restructuring and other charges, an asset impairment charge of $9.5 million ($7.1 million after tax or $0.05 per diluted share), a gain on equity investment of $6.6 million ($5.0 million after tax or $0.04 per diluted share) and a net tax benefit of $0.6 million.

	Three Months Ended March 31,
	2021	2020	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$ 1.36	$ 0.81	68

Restructuring and other charges	(0.08)	(0.03)	(167)
Asset impairment charges (d)	-	(0.05)	100
(Loss) gain on equity investment (e)	(0.02)	0.04	(150)
Tax items	-	-	-

Diluted EPS (GAAP)	$ 1.26	$ 0.77	64

RECONCILIATION OF FULL YEAR 2021 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains to be in the range of $5.45 to $5.65 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS to be in the range of $5.29 to $5.49 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2021.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended March 31,
	2021	2020	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$ 309.1	$ 207.1	49

Depreciation*	$ (29.5)	$ (27.5)	(7)
Amortization of intangible assets	(16.6)	(10.3)	(61)
Restructuring and other charges	(13.4)	(5.3)	(153)
Interest expense	(21.4)	(22.1)	3
Asset impairment charges (d)	-	(9.5)	100
Equity in losses of affiliate	-	(0.3)	100
(Loss) gain on equity investment (e)	(4.5)	6.6	(168)
Income taxes	(45.9)	(29.9)	(54)

Net Income (GAAP)	$ 177.8	$ 108.8	63

* Depreciation excludes accelerated depreciation expense of ($1.6) million for the three months ended March 31, 2021. For the three months ended March 31, 2020 depreciation excludes a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.3 million. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of March 31, 2021
Long-term debt **			2,682.8
Total debt			2,682.8
Less:
Cash and cash equivalents **			356.1
Net debt (1)			2,326.7
For the twelve months ended March 31, 2021
EBITDA before charges/gains (2) (c)			1,119.6

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.1

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of March 31, 2021.

	Nine Months Ended December 31,	Three Months Ended March 31,	Twelve Months Ended March 31,

	2020	2021	2021

EBITDA BEFORE CHARGES/GAINS (c)	$ 810.5	$ 309.1	$ 1,119.6

Depreciation***	$ (85.5)	$ (29.5)	$ (115.0)
Amortization of intangible assets	(31.7)	(16.6)	(48.3)
Restructuring and other charges	(27.9)	(13.4)	(41.3)
Interest expense	(61.8)	(21.4)	(83.2)
Asset impairment charges (d)	(13.0)	-	(13.0)
Equity in losses of affiliate	(7.3)	-	(7.3)
Gain (loss) on equity investment (e)	4.4	(4.5)	(0.1)
Defined benefit plan actuarial losses	(3.2)	-	(3.2)
Income taxes	(138.9)	(45.9)	(184.8)

Net Income (GAAP)	$ 445.6	$ 177.8	$ 623.4

*** Depreciation excludes accelerated depreciation expense of ($8.8) million for the nine months ended December 31, 2020. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020	% Change
Net Sales (GAAP)
Plumbing	$ 621.6	$ 469.0	33
Outdoors & Security	461.5	313.7	47
Cabinets	687.9	620.0	11
Total Net Sales	$ 1,771.0	$ 1,402.7	26

Operating Income (loss)
Plumbing	$ 147.9	$ 104.5	42
Outdoors & Security	52.8	31.5	68
Cabinets	72.6	43.7	66
Corporate expenses	(24.9)	(24.7)	(1)

Total Operating Income (GAAP)	$ 248.4	$ 155.0	60

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (a)
Plumbing	$ 149.4	$ 104.4	43
Outdoors & Security	62.3	32.6	91
Cabinets	74.5	55.7	34
Corporate expenses	(24.4)	(22.9)	(7)

Total Operating Income Before Charges/Gains (a)	261.8	169.8	54
Restructuring and other charges (1) (2)	(13.4)	(5.3)	(153)
Asset impairment charges (d)	-	(9.5)	100
Total Operating Income (GAAP)	$ 248.4	$ 155.0	60

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized charges of $1.9 million and $0.8 million for the three months ended March 31, 2021 and March 31, 2020, respectively.

At Corporate, other charges also include pre-tax expenditures of $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of LARSON classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset during the three months ended March 31, 2021. In our Outdoors & Security segment, other charges also includes an acquisition-related inventory step-up expense (LARSON) of $3.4 million classified in cost of products sold for the three months ended March 31, 2020.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended March 31,
in millions, except per share amounts
(unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Asset	Gain (loss) on		Before
	GAAP	and other	impairments	equity	Tax Items (2)	Charges/Gains
	(unaudited)	charges (1)		investment		(Non-GAAP)

2021	First QUARTER

Net Sales	$ 1,771.0	-	-	-	-

Cost of products sold	1,126.9	(5.3)	-	-	-
Selling, general & administrative expenses	371.5	(0.5)	-	-	-
Amortization of intangible assets	16.6	-	-	-	-
Restructuring charges	7.6	(7.6)	-	-	-

Operating Income	248.4	13.4	-	-	-	261.8

Interest expense	21.4	-	-	-	-
Other expense, net	3.3	-	-	(4.5)	-
Income before taxes	223.7	13.4	-	4.5	-	241.6

Income tax	45.9	3.4	-	1.1	-

Income after tax	$ 177.8	10.0	-	3.4	-	$ 191.2

Equity in losses of affiliate	-	-	-	-	-

Net Income	177.8	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net income attributable to Fortune Brands	$ 177.8	10.0	-	3.4	-	$ 191.2

Diluted average number of shares outstanding	140.6					140.6

Diluted EPS	1.26					1.36

2020

Net Sales	$ 1,402.7	-	-	-	-

Cost of products sold	909.5	(0.2)	-	-	-
Selling, general & administrative expenses	313.9	(0.6)	-	-	-
Amortization of intangible assets	10.3	-	-	-	-
Asset impairment charge	9.5	-	(9.5)	-	-
Restructuring charges	4.5	(4.5)	-	-	-

Operating Income	155.0	5.3	9.5	-	-	169.8

Interest expense	22.1	-	-	-	-
Other income, net	(6.1)	-	-	6.6	-
Income before taxes	139.0	5.3	9.5	(6.6)	-	147.2

Income tax	29.9	1.3	2.4	(1.6)	0.6

Income after tax	$ 109.1	4.0	7.1	(5.0)	(0.6)	$ 114.6

Equity in losses of affiliate	0.3	-	-	-	-

Net Income	108.8	-	-	-	-

Less: Noncontrolling interests (1)	(0.3)	0.3	-	-	-

Net income attributable to Fortune Brands	$ 109.1	3.7	7.1	(5.0)	(0.6)	$ 114.3

Diluted average number of shares outstanding	140.8					140.8

Diluted EPS	0.77					0.81

(1) Includes noncontrolling interests share of restructuring and other charges during the three months ended March 31, 2020 in our China plumbing operations.

(2) Tax items for the three months ended March 31, 2020 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended March 31,
	2021	2020	Change

PLUMBING
Before charges/gains operating margin	24.0%	22.3%	170 bps
Restructuring & other charges	(0.2%)	-
Operating margin	23.8%	22.3%	150 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	13.5%	10.4%	310 bps
Restructuring & other charges	(2.1%)	(0.4%)
Operating margin	11.4%	10.0%	140 bps

CABINETS
Before charges/gains operating margin	10.8%	9.0%	180 bps
Restructuring & other charges	(0.2%)	(0.4%)
Asset impairment charges	-	(1.6%)
Operating margin	10.6%	7.0%	360 bps

TOTAL COMPANY
Before charges/gains operating margin	14.8%	12.1%	270 bps
Restructuring & other charges	(0.8%)	(0.4%)
Asset impairment charges	-	(0.7%)
Operating margin	14.0%	11.0%	300 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING LARSON NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended March 31, 2021
% change
OUTDOORS & SECURITY
Percentage change in Net Sales excluding LARSON Net Sales	15%
LARSON Net Sales	32%
Percentage change in Net Sales (GAAP)	47%

Outdoors & Security net sales excluding LARSON net sales is Outdoors & Security net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended March 31, 2021
% change

PLUMBING
Percentage change in Net Sales excluding FX Impact	30%
FX Impact	3%
Percentage change in Net Sales (GAAP)	33%

Plumbing net sales excluding FX impact is consolidated Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income/loss before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding restructuring and other charges, asset impairment charges, gain (loss) on equity investment, and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in losses of affiliate, gain (loss) on equity investment, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three months ended March 31, 2020 represent pre-tax impairment charges of $9.5 million related to an indefinite-lived tradename within our Cabinets segment. Asset impairment charges for the nine months ended December 31, 2020 represent pre-tax impairment charges of $13.0 million related to an indefinite-lived tradename within our Plumbing segment.

(e) Gain (loss) on equity investment for the nine months ended December 31, 2020 and three months ended March 31, 2021 are related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In December 2020, we acquired LARSON Manufacturing ("LARSON"), the North American market leading brand of storm, screen and security doors. LARSON also sells related outdoor living products including retractable screens and porch windows. The Company completed the acquisition for a total purchase price of approximately $717.5 million, net of cash acquired and final working capital adjustments paid during the three months ended March 31, 2021. We financed the transaction with cash on hand and borrowings under our revolving credit facility. The financial results of LARSON were included in the Company’s consolidated balance sheets as of December 31, 2020. LARSON's net sales, operating income and cash flows from the date of acquisition to December 31, 2020 were not material to the Company. The results of operations are included in the Outdoors & Security segment.

Contacts

Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com